SELLERS & ANDERSEN, L.L.C.
--------------------------
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA

                                                      Salt Lake City, Utah 84106
                                                  941 East 3300 South, Suite 202
                                                          Telephone 801 468-0096
                                                                Fax 801 486-0098


February 24, 2004



United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of the Form 8-K/A dated February 5, 2004, of Apex Resources Group, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant in the Form 8-K/A.

Very truly yours

                                                 /s/ Seller & Andersen, L.L.C.